ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

FISCAL YEAR-END 09/30/2012

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

Calvert Cash Reserves

Calvert Social Index Series, Inc.

The Calvert Fund

Calvert Impact Fund, Inc.

Calvert SAGE Fund, Inc.

Calvert Investment Management, Inc. (“Calvert” or the “Advisor”) is the investment advisor to the above-referenced registered investment companies (Funds). Calvert has agreed, with the respective Funds, to contractually limit (direct/ or direct ordinary) net annual fund operating expenses of the Funds through January 31, 2013, as follows. This expense limitation does not limit the Acquired fund fees and expenses incurred by a shareholder. Under the terms of the contractual expense limitation, operating expenses do not include interest expense, brokerage commissions, extraordinary expenses, performance fee adjustments, and taxes. To the extent any expense offset arrangement reduces Fund expenses, Calvert's obligation under this agreement is reduced and Calvert shall also benefit from the expense offset arrangement. The below figures are expressed as a percentage of average net assets.

	Single Class	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert Social Investment Fund [1]
Calvert Money Market Portfolio	0.875%
Calvert Balanced Portfolio					0.72%
Calvert Equity Portfolio						0.84%
Calvert Bond Portfolio						0.92%
Calvert Enhanced Equity Portfolio		--		--	0.81%
Calvert Conservative Allocation Fund		0.44%		2.00%
Calvert Moderate Allocation Fund		0.80%		2.00%	0.23%
Calvert Aggressive Allocation Fund		0.43%		2.00%	0.23%

Calvert World Values Fund[2]
Calvert International Equity Fund		--	--	--	1.10%	1.39%
Calvert Capital Accumulation Fund		1.59%	--	2.59%	0.86%	1.44%
Calvert International Opportunities Fund		1.66%	--	2.50%	1.20%	1.41%

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1 Calvert has further agreed to contractually limit direct ordinary operating expenses for Calvert Moderate Allocation Fund Class I and Calvert Aggressive Allocation Fund Class I to 1.00% (through January 31, 2020). Calvert has also further agreed to contractually limit direct net annual fund operating expenses for Calvert Equity Portfolio Class Y and Calvert Bond Portfolio Class Y to 3.00% (through January 31, 2021).

2 Calvert has further agreed to contractually limit direct net annual fund operating expenses for International Equity Fund Class Y and Calvert International Opportunities Fund Class Y to 3.00% (through January 31, 2021).

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	Single Class	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert Cash Reserves
Institutional Prime Fund					0.40%

Calvert Social Index Series, Inc. [3]
Calvert Social Index Fund		0.75%	1.75%	1.75%	0.21%

The Calvert Fund[4]
Calvert Income Fund					0.84%	1.09%	1.47%
Calvert Short Duration Income Fund		1.08%	--	--	0.49%	0.95%
Calvert Government Fund		1.04%		2.04%	0.73%
Calvert High Yield Bond Fund		1.65%		2.65%	1.40%	1.40%
Calvert Long- Term Income Fund		1.25%
Calvert Ultra-Short Income Fund		0.89%			0.84%

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3 Calvert has further agreed to contractually limit direct net annual fund operating expenses of Calvert Social Index Fund Class I to 0.21% (through January 31, 2016).

4 Calvert has further agreed to contractually limit direct net operating expenses for Calvert Government Fund Class C to 5.00% (through January 31, 2021).

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	Single Class	Class A	Class B	Class C	Class I	Class Y	Class R

Calvert Impact Fund, Inc.[5]
Calvert Small Cap Fund		1.69%	3.19%	2.69%	0.92%
Calvert Global Alternative Energy Fund		1.85%		2.85%	1.40%	1.60%
Calvert Global Water Fund		1.85%		2.85%		1.60%

Calvert SAGE Fund, Inc. [6]
Calvert Large Cap Value Fund		1.23%		2.35%		0.98%
Calvert Equity Income Fund		1.23%		2.35%		0.98%

For Funds: /s/William M. Tartikoff	For Calvert: Ronald M. Wolfsheimer
William M. Tartikoff, Vice President and	Ronald M. Wolfsheimer, Senior Vice President
Secretary	and Chief Financial and Administrative Officer

Date: January 30, 2012	Date: January 30, 2012

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5 Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert Global Alternative Energy Fund Class Y and Calvert Global Water Fund Class Y to 3.00% (through January 31, 2021).

6 Calvert has further agreed to contractually limit direct net operating expenses for Calvert Large Cap Value Fund Class Y to 3.00% (through January 31, 2021).